SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Global Preferred Holdings, Inc.

(Name of Registrant as specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN TRANSACTIONS
STOCKHOLDER RETURN
INDEPENDENT AUDITORS
REPORT OF THE AUDIT COMMITTEE
STOCKHOLDER PROPOSALS
OTHER MATTERS
APPENDIX A

6455 East Johns Crossing
Suite 402
Duluth, Georgia 30097

June 10, 2004

Dear Fellow Stockholders:

     I cordially invite you to attend the Annual Meeting of Stockholders of Global Preferred Holdings, Inc. to be held on Thursday, July 15, 2004, at 10:00 a.m., local time, at the JW Marriott Hotel, 3300 Lenox Road, Atlanta, Georgia 30326.

     During the annual meeting, we will consider and take action on the election of six directors and any other business properly brought before the annual meeting or any adjournment thereof.

     If you owned shares of Global Preferred’s common stock on June 4, 2004, you are entitled to receive this notice and vote at the annual meeting, or any adjournment of the annual meeting. A complete list of stockholders eligible to vote will be available for inspection by stockholders during regular business hours at the offices of Global Preferred, 6455 East Johns Crossing, Suite 402, Duluth, Georgia, for a ten-day period prior to and including the annual meeting.

     A copy of our Annual Report for 2003 is included in this proxy mailing.

By Order of the Board of Directors,

Edward F. McKernan
Chief Executive Officer and President

June 10, 2004

Your vote is very important. Please vote before 12 noon EDT, Friday, July 9, 2004, whether or not you plan to attend the meeting. If you plan to attend the meeting, please check the box on the proxy card. If you do attend, you may vote by ballot at the meeting, thereby canceling any proxy previously given.

6455 East Johns Crossing
Suite 402
Duluth, Georgia 30097
(770) 248-3311

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JULY 15, 2004

To Our Stockholders:

     The 2004 Annual Meeting of Stockholders of Global Preferred Holdings, Inc. will be held at the JW Marriott Hotel, 3300 Lenox Road, Atlanta, Georgia 30326, on Thursday, July 15, 2004, at 10:00 a.m., local time. At the annual meeting, stockholders will be asked to elect six directors and consider any other business properly brought before the annual meeting or any adjournment thereof.

     The foregoing matters are more fully described in the proxy statement accompanying this notice.

     The board of directors has fixed the close of business on June 4, 2004, as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting.

By Order of the Board of Directors,

Edward F. McKernan
Chief Executive Officer and President

June 10, 2004
Atlanta, Georgia

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE THAT HAS BEEN PROVIDED. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. YOU CAN REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

GLOBAL PREFERRED HOLDINGS, INC.
6455 East Johns Crossing, Suite 402
Duluth, Georgia 30097

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

JULY 15, 2004

     This proxy statement contains information about the 2004 Annual Meeting of Stockholders of Global Preferred Holdings, Inc. The meeting is scheduled to be held on Thursday, July 15, 2004, beginning at 10:00 a.m. local time at the JW Marriott Hotel, 3300 Lenox Road, Atlanta, Georgia 30326.

     This proxy statement and enclosed proxy card are furnished in connection with the solicitation of proxies by the board of directors of Global Preferred for use at the annual meeting or at any adjournment or postponement of that meeting. All proxies will be voted in accordance with the instructions they contain. If no instruction is specified on a proxy it will be voted for all nominees for director positions. A stockholder may revoke any proxy at any time before it is exercised by giving written notice to that effect to our Secretary or by filing a proxy bearing a later date with our Secretary.

     Our Annual Report to Stockholders for the fiscal year ended December 31, 2003 is being mailed to stockholders with the mailing of these proxy materials on or about June 10, 2004.

     A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as amended and filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon request to Global Preferred Holdings, Inc., Attn: Investor Relations, 6455 East Johns Crossing, Suite 402, Duluth, Georgia 30097; telephone 770-248-3311.

     We sometimes refer to Global Preferred Holdings, Inc. in this proxy statement as “we,” “the Company,” “Global Preferred” or “GPH.”

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the annual meeting?

     At the annual meeting, you will be asked to consider and vote on the election of six directors and any other business properly brought before the annual meeting or any adjournment thereof.

Who can vote?

     The board of directors has set June 4, 2004 as the record date for the annual meeting. Therefore, anyone who owned shares of our common stock at the close of business on June 4, 2004 is eligible to vote at the meeting. The total number of shares of outstanding common stock entitled to vote is 4,141,684 shares.

How many votes do I have?

     Each share of common stock that you owned on the record date entitles you to one vote on each matter that is voted upon at the annual meeting.

Is my vote important?

     Your vote is important regardless of how many shares you own, so please take the time to vote. Take a moment to read the instructions below, then choose the method that is easiest and most convenient for you and cast your vote as soon as possible.

How can I vote?

     There are two possible ways for you to vote. You may vote by mail or you may vote in person by attending the meeting. If you vote by mail, you need to mark, sign, and date the enclosed proxy card and return it in the postage-paid envelope provided. You may also vote in person by attending the annual meeting.

Can I change my vote after I have returned my proxy card?

     Yes. You may revoke your proxy at any time before the polls close at the annual meeting by doing any one of the following:

•	signing and delivering another proxy card with a later date to our Secretary, or

•	voting again at the meeting in person.

How many votes are needed to hold the annual meeting?

     In order for business to be conducted at the annual meeting, a quorum must be present. A quorum is represented, in person or by proxy, by a majority of the shares of common stock issued, outstanding and entitled to vote at the annual meeting. As of June 4, 2004, there were 4,141,684 shares of common stock outstanding and therefore the minimum number of shares required to conduct business would be 2,070,843.

     Abstentions and broker non-votes both will be counted toward fulfillment of quorum requirements. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

What vote is required for the proposal?

     The six nominees receiving the highest number of votes cast at the annual meeting will be elected as directors, regardless of whether that number represents a majority of the votes cast.

How will votes be counted?

     Each share of common stock will be counted as one vote according to the instructions contained on a proper proxy card. You have the opportunity to vote FOR any or all of the director nominees or WITHHOLD your vote as to any or all of the nominees. Because directors are elected by a plurality of the votes cast, a WITHHELD vote (including broker non-votes) will have no impact on the election of directors.

How does the board of directors recommend that I vote on the proposal?

     The board of directors recommends that you vote FOR the election of all nominees for director, as listed in Proposal 1.

What happens if the annual meeting is postponed or adjourned?

     If the annual meeting is postponed or adjourned for any reason, including to permit the further solicitation of proxies, at any subsequent reconvening of the meeting all proxies will be voted in the same manner as they would have been voted at the original annual meeting. However, as described above, you may revoke your proxy and change your vote at any time before the reconvened meeting.

How can I find out the results of the voting?

     We will report the results of the voting at the annual meeting in our quarterly report on Form 10-Q for the second quarter of 2004, which we expect to file with the Securities and Exchange Commission in August 2004.

How and when may I submit a stockholder proposal for the 2005 annual meeting?

     If you are interested in submitting a proposal for inclusion in the proxy statement for the 2005 annual meeting, you will need to follow the procedures outlined in Rule 14a-8 of the Securities Act of 1934. To be eligible for inclusion, we must receive your stockholder proposal intended for inclusion in the proxy statement for the 2005 annual meeting no later than February 10, 2005. Under the above-referenced rules, we are not required to include stockholder proposals in our proxy materials unless certain other conditions specified in such rules are met.

What is “householding”?

     Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our printing and mailing expenses. The rule applies to our annual reports and proxy statements. Each stockholder in the household will continue to receive a separate proxy card. We will promptly deliver a separate copy of either document to you if you write or call us at Global Preferred Holdings, Inc., 6455 East Johns Crossing, Suite 402, Duluth, Georgia 30097, telephone: 770-248-3311.

PROPOSAL 1

ELECTION OF DIRECTORS

Introduction

     You are being asked to elect six directors at the annual meeting. Directors are elected for a one-year term and hold office until the next annual meeting of stockholders and until their successors are appointed. Unless otherwise directed, all proxies will be voted in favor of the six nominees: Joseph F. Barone, Monte Holm, Edward F. McKernan, Thomas W. Montgomery, Milan M. Radonich, and C. Simon Scupham. Each of these nominees has been recommended by our board of directors and is a current member of the board of directors.

Director Nominees

     The following sets forth certain information regarding the nominees for election as directors.

Nominees

     Joseph F. Barone, 67, has served as a director since June 1998, and as chairman since January 2002. Mr. Barone is a consultant for Firemark Investments, a private investment firm. From July 1997 through October 2003 he was managing director of research for Firemark Investments. From January 1992 through June 1997, he was a senior vice president with Swiss Re Insurance. Prior to his tenure with Swiss Re, Mr. Barone was a managing director of Investment Banking for the insurance industry at Bear, Stearns & Co., Inc. Mr. Barone is a Chartered Financial Analyst and a member of the New York Society of Security Analysts and the Association of Insurance and Financial Analysts. He serves on the audit, investment, compensation and capital finance committees of the board of directors.

     Monte Holm, 46, has served as a director since June 2003. Mr. Holm has been an independent contractor engaged in the distribution of life insurance and securities since 1981. From 1980 until 1991, he held various positions with A.L. Williams & Associates, and its affiliate First American National Securities, eventually serving as senior national sales director. From 1991 through June 2001, he was associated with World Marketing Alliance, Inc. and involved in building the distribution system. He is currently a field chairman of the financial division of World Financial Group, Inc, a member of the AEGON Group. He serves on the compensation and capital finance committees of the board of directors.

     Edward F. McKernan, 48, has served as a director since August 1997. Mr. McKernan has served as our chief executive officer since January 2002, and as president since December 2000. Mr. McKernan was elected as president of our subsidiary, Global Preferred Re Limited (“Global Preferred Re”), in December 2000, as a director in April 2002, and as chairman and chief executive officer in February 2004. Mr. McKernan served as the actuary for Global Preferred Re from April 1996 until October 2002. From December 1997 until March 2002, Mr. McKernan served as chief financial officer of Global Preferred. From August 1995 until December 2000, Mr. McKernan served as senior vice president of Global Preferred and Global Preferred Re. From April 1996 until June 2001, Mr. McKernan was also senior vice president and actuary of World Marketing Alliance, Inc. Prior to joining Global Preferred, he was a senior manager in the Life Actuarial Consulting Practice of KPMG LLP from 1993 through 1996. From August 1990 through September 1993, Mr. McKernan was the marketing actuary of U.S. Operations for Seaboard Life Insurance Company. Prior to his tenure with Seaboard Life, Mr. McKernan was employed as a consultant associated with Tillinghast, a Towers Perrin company, an international actuarial consulting firm. He is a Fellow of the Society of Actuaries and a Member of the American Academy of Actuaries. He serves on the capital finance, nomination and investment committees of the board of directors.

     Thomas W. Montgomery, 55, has served as a director since March 1995 and a director of Global Preferred Re since August 1995. From March 1995 until December 2001, Mr. Montgomery served as executive vice president and secretary. Mr. Montgomery served as executive vice president of Global Preferred Re from August 1995 until December 2001. Mr. Montgomery is president of World Marketing Alliance, Inc. and executive vice president of World Leadership Group, Inc. Mr. Montgomery serves as a director of World Money Group, Inc., a financial services holding company. Mr. Montgomery is a certified public accountant, a member of the American Institute of Certified Public Accountants and a member of the Georgia Society of Certified Public Accountants. He serves on the investment, capital finance and nomination committees of the board of directors.

     Milan M. Radonich, 53, has served as a director since July 2001. Since May 2002, Mr. Radonich has been chief financial officer of Benfield, Inc., a subsidiary of Benfield Group, a global provider of insurance, reinsurance and risk advisory services. From October 2001 to April 2002, Mr. Radonich was self-employed as an independent consultant. From September 2000 to September 2001, he was chief financial officer of Allied North American Insurance Brokerage Corp. of New York, an independently owned, multi-line insurance brokerage firm. Prior to his affiliation with Allied, Mr. Radonich was with Ernst & Young LLP for 27 years in the insurance industry practice. Mr. Radonich is a certified public accountant, a Fellow of the Life Management Institute and serves as co-chairman of the Society of Insurance Financial Management’s Accounting Committee. He also holds memberships in the American Institute of Certified Public Accountants, the FLMI Society of Greater New York, the New York Area IASA, and the Illinois and New York State Certified Public Accountant Societies. He serves on the audit, investment, nomination and capital finance committees of the board of directors.

     C. Simon Scupham, 50, has served as a director since April 1996 and as a director of Global Preferred Re since August 1995. Since November 1992, Mr. Scupham has been a director of IAS Global Captive Group, Ltd., a holding company for International Advisory Services, Ltd. (“IAS”). IAS provides professional management services to international companies operating in Bermuda. Mr. Scupham founded an insurance management company in 1991, which was subsequently acquired by and merged into IAS. Prior to joining IAS, Mr. Scupham served as the general manager of Bermuda operations of the Kemper Group. He is a qualified chartered accountant and Associate Fellow of the Institute of Mathematics and its Applications. Mr. Scupham is Chairman of Shoreline Mutual Management (Bermuda) Ltd. He serves on the audit and compensation committees of the board of directors.

Vote Required; Recommendation of the Board

     The six nominees for director receiving the highest number of affirmative votes of shares entitled to vote shall be elected to the board of directors. In the event any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the board of directors may select. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law.

     The board of directors recommends a vote FOR each named nominee.

Board of Directors Meetings and Committees

     During the year ended December 31, 2003, the board of directors held five formal meetings, and took action by unanimous written consent three times. All of the incumbent directors attended at least 75% of the aggregate total number of meetings of the board of directors and meetings of committees of the board of directors on which they served. Because we typically schedule our second quarter meeting of the board of directors in conjunction with the annual meeting of stockholders, directors normally attend the annual meeting. The 2003 annual meeting was attended by four of the directors then serving.

     The board of directors currently has five standing committees: the Audit Committee, the Compensation Committee, the Investment Committee, the Capital Finance Committee and the Nominating Committee.

     Audit Committee. The Audit Committee has three members, Messrs. Barone, Radonich and Scupham, each of which is considered “independent” as defined by the corporate governance rules of the Nasdaq Stock Market. The Audit Committee operates under a written charter that was adopted in 2001, and amended in 2004, which is attached as Annex A to this proxy statement and is posted in the Investor Relations section of our website, www.gphre.com. The board has determined that Mr. Radonich qualifies as the “audit committee financial expert” in accordance with the rules of the Securities and Exchange Commission. During 2003, the Audit Committee held six meetings. The Audit Committee is responsible for:

•	engaging independent auditors to audit our financial statements and perform other services related to the audit, including determining the compensation to be paid to such independent auditors;

•	reviewing quarterly and annual financial statements, audit results and reports, including management comments and recommendations;

•	pre-approving all non-audit services provided by our independent auditors;

•	reviewing our guidelines for our internal audit function and periodically reviewing the adequacy of our internal controls, including those addressing conflicts of interest and business ethics;

•	periodically assessing the independence of our auditors;

•	evaluating reports of actual or threatened litigation;

•	reviewing any correspondence, report, complaint or concern that raises issues regarding our financial statements or accounting policies and establishing procedures for (1) the receipt, retention and treatment of such complaints, and (2) the confidential, anonymous submission by employees of such concerns;

•	considering significant changes in accounting practices; and

•	examining improprieties or suspected improprieties, with the authority to retain outside counsel or experts.

     Compensation Committee. The Compensation Committee is comprised of three independent directors, on which Messrs. Barone, Holm and Scupham serve. The Compensation Committee reviews and evaluates the compensation and benefits of all the officers, reviews general policy matters relating to compensation and benefits of employees, including the administration of the Global Preferred Holdings, Inc. Stock Incentive Plan, and makes recommendations concerning these matters to the board of directors. The Compensation Committee held three meetings in 2003.

     Investment Committee. Messrs. Barone, Radonich, McKernan, and Montgomery are members of the Investment Committee, which periodically reviews Global Preferred’s investment guidelines and portfolio and makes recommendations to the board of directors regarding any changes. Global Preferred’s chief financial officer, Bradley Barks, and chief accounting officer, Caryl Shepherd, also participate in an advisory role in meetings of the Investment Committee. The board of directors reviews Global Preferred’s investment guidelines annually. The Investment Committee met four times during 2003.

     Capital Finance Committee. Messrs. Barone, Radonich, McKernan, Montgomery, and Holm are members of the Capital Finance Committee, which evaluates strategic options for Global Preferred, such as strategies to increase stockholder liquidity, consistent with the Company’s long-term objectives, including the objective of enhancing overall stockholder value. The Capital Finance Committee met twelve (12) times during 2003.

     Nominating Committee. The Nominating Committee is comprised of Messrs. Montgomery, McKernan and Radonich, of which Messrs. Montgomery and Radonich are considered “independent” as defined by the corporate governance rules of the Nasdaq Stock Market. The Nominating Committee periodically reviews and recommends nominees for election as directors. The Nominating Committee serves under a charter that was adopted in 2004. A copy of that charter is available on our website, www.gphre.com, in the Investor Relations section. The Nominating Committee will consider nominees recommended by stockholders if submitted to the board in accordance with the procedures specified in our Bylaws, Article II, Section 2.12. The Nominating Committee met once during 2003.

Director Nominations

     The Nominating Committee is responsible under its charter for identifying and selecting qualified candidates for election to the board prior to each annual meeting of stockholders. In addition, stockholders who wish to recommend a candidate for election to the board may submit such recommendation to the secretary of Global Preferred. Any recommendation must include the name, age, business address, residence address, principal occupation, number of shares of common stock owned, and other pertinent information on each proposed candidate and must be received in writing by April 16, 2005 for consideration by the Nominating Committee for the 2005 annual meeting.

     Although the Nominating Committee is willing to consider candidates recommended by stockholders, it has not adopted a formal policy with regard to the consideration of any director candidates recommended by stockholders. The Nominating Committee believes that a formal policy is not necessary or appropriate both because of the small size of the board and because for the past several years, we have not had any recommendations by stockholders for nominations to the board.

     The Nominating Committee has not prescribed any specific minimum qualifications that must be met by a candidate for election to the board of directors in order to be considered for nomination by the committee. In identifying and evaluating nominees for director, the Nominating Committee considers each candidate’s qualities, experience, background, skills and other qualifications, as well as any other factors that the candidate may be able to bring to the board. The process is the same whether the candidate is recommended by a stockholder, another director, management or otherwise. We have not paid fees to any third party for the identification or evaluation of candidates.

Stockholder Communications with the Board of Directors

     We have established procedures for stockholders or other interested parties to communicate directly with the board of directors. Such parties can contact the board by mail at: Global Preferred Holdings Board of Directors, 6455 East Johns Crossing, Suite 402, Duluth, Georgia 30097. All communications made by this means will be received by the Chairman of the Board.

Compensation Committee Interlocks and Insider Participation

     C. Simon Scupham is a director of IAS Global Captive Group, Ltd., a holding company for International Advisory Services, Ltd., which acts as the principal representative for Global Preferred Re in Bermuda.

Compensation of Directors

     The non-employee members of the board of directors, Messrs. Barone, Holm, Montgomery, Radonich and Scupham, receive compensation of $1,500 per quarter for their service on the board of directors. In addition, we pay non-employee directors $500 for each board meeting or committee meeting attended. Directors who are employees do not receive any compensation for services performed in their capacity as directors. We reimburse each director for reasonable out-of-pocket expenses incurred in attending meetings of the board of directors and any of its committees.

     Non-employee directors are also eligible to receive options under the Amended and Restated Global Preferred Holdings, Inc. Directors Stock Option Plan, which became effective on June 17, 2003 (the “Directors Stock Option Plan”). Under the terms of the Directors Stock Option Plan, upon initially becoming an eligible director, a director is automatically entitled to receive an option to purchase 5,625 shares of our common stock, and at the end of each completed year of service as an eligible director, a director is automatically granted an option to purchase 1,000 shares of common stock. Pursuant to the current Directors Stock Option Plan, 280,000 shares of common stock are reserved for issuance upon the exercise of options granted under the plan. As of May 15, 2004, options to acquire 78,625 shares have been granted under the Directors Stock Option Plan. Following the annual meeting, Messrs. Barone, Holm, Montgomery, Radonich and Scupham will each receive additional options to purchase 1,000 shares of common stock pursuant to the Directors Stock Option Plan.

EXECUTIVE OFFICERS

     In addition to Mr. McKernan, whose information is described above, set forth below are our other executive officers. There are no family relationships between any of our directors or executive officers.

Name	Age	Position
Bradley E. Barks	44	Chief Financial Officer and Senior Vice President of Finance; Senior Vice President of Finance and Actuary of Global Preferred Re

Caryl P. Shepherd	34	Chief Accounting Officer, Treasurer, Controller, Secretary and Vice President; Chief Financial Officer, Vice President and Treasurer of Global Preferred Re

Thomas J. Bobowski	45	Vice President of Marketing

     Bradley E. Barks has served as our chief financial officer and senior vice president of Finance since March 2002, as senior vice president of Finance of Global Preferred Re since September 2002, and actuary of Global Preferred Re since October 2002. Prior to joining Global Preferred, Mr. Barks was self-employed as an independent financial and management consultant. From 1990 to 2000, Mr. Barks served as senior vice president — Finance of LifeUSA Holding, Inc. and its successor company Allianz Life Insurance Company of North America. Prior to his tenure with LifeUSA, Mr. Barks was employed as a senior consultant for Touche Ross & Co. from 1981 to 1990. Mr. Barks is a certified public accountant, a Fellow of the Society of Actuaries and a member of the American Academy of Actuaries.

     Caryl P. Shepherd has served as chief accounting officer since February 2002, as secretary since December 2001, as vice president since December 2000, as vice president and treasurer of Global Preferred Re since December 2000 and as chief financial officer of Global Preferred Re since February 2004. Ms. Shepherd joined Global Preferred in November 1997 as controller and was named treasurer in December 1997, positions she continues to hold. Ms. Shepherd held the position of assistant secretary from December 2000 until her election as secretary. From April 1995 through October 1997, Ms. Shepherd was a senior accountant with Western Reserve Life Assurance Co. of Ohio (“Western Reserve”). Prior to her tenure with Western Reserve, Ms. Shepherd was a senior auditor for the public accounting firm of Ernst & Young LLP specializing in life insurance. Ms. Shepherd is a certified public accountant, a Fellow of the Life Management Institute and a member of the American Institute of Certified Public Accountants.

     Thomas J. Bobowski has served as vice president of Marketing since March 2002. Prior to joining Global Preferred, Mr. Bobowski served as the vice president of Business Development for DotPlanet.com, Inc. From 1998 until 1999, Mr. Bobowski acted as director of Global Operations for WMA Agency. Prior to his tenure at WMA Agency, Mr. Bobowski was vice president of Business Development for The Midland Life Insurance Company from 1996 to 1998. Mr. Bobowski is a Chartered Life Underwriter and Certified Fund Specialist.

Summary Compensation Table

     The following table shows compensation we paid to our Chief Executive Officer and next most highly compensated executive officers for the last three fiscal years (collectively, the “Named Executive Officers”).

					Long-Term
	Annual Compensation				Compensation
					Securities
				All Other	Underlying
Name and Principal Position	Year	Salary	Bonus	Compensation	Options
Edward F. McKernan	2003	$326,794	$35,000	$—	—
Chief Executive Officer and President	2002	325,986	123,300	—	—
	2001	258,333	40,000	33,462 (1)	—

Bradley E. Barks(2)	2003	$250,000	$15,000	$—	—
Chief Financial Officer and Senior Vice	2002	201,923	9,200	44,833	—
President of Finance	2001	—	—	—	—

Caryl P. Shepherd	2003	$100,000	$15,000	$—	—
Chief Accounting Officer, Treasurer,	2002	98,327	30,300	—	—
Controller, Secretary and Vice President	2001	85,731	20,000	—	—

Thomas J. Bobowski(3)	2003	$122,000	$15,000	—	—
Vice President of Marketing	2002	98,539	—	—	—
	2001	—	—	—	—

(1)	Amounts shown represent payments made to Mr. McKernan by World Marketing Alliance, Inc., which may be deemed to be indirect compensation from us to Mr. McKernan based on the common control of Global Preferred and World Marketing Alliance, Inc. by S. Hubert Humphrey until June 2001.
(2)	Mr. Barks joined Global Preferred in March 2002.
(3)	Mr. Bobowski joined Global Preferred in March 2002.

Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values

     The following table sets forth for each of the Named Executive Officers the number and value of options exercised during the year ended December 31, 2003 as well as the number and value of securities underlying unexercised options that are held by the Named Executive Officers as of December 31, 2003.

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options
	acquired on Exercise	Value Realized	Options at Fiscal Year-End		at Fiscal Year-End(1)
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Edward F. McKernan	—	$—	28,125	39,375	$13,500	$18,900
Bradley E. Barks	—	—	1,500	19,500	720	9,360
Caryl P. Shepherd	—	—	11,250	17,250	5,400	8,280
Thomas Bobowski	—	—	938	12,938	450	6,210

(1)	Amounts disclosed in this column do not reflect amounts actually received by the Named Executive Officers but are calculated based on the difference between the fair market value on December 31, 2003 and the exercise price of the options. The Named Executive Officers will receive cash only if and when they sell the common stock issued upon exercise of the options, and the amount of cash received by such individuals is dependent on the price of the common stock at the time of such sale. The values are based on the book value of the common stock on December 31, 2003 of $10.94 per share, less the exercise price payable upon exercise of such options.

Option Grants in Last Fiscal Year

     The following table sets forth all individual grants of stock options during the fiscal year ended December 31, 2003, to each of the Named Executive Officers:

	Individual Grants
	Number of	Percent of			Potential Realizable Value
	Securities	Total Options	Exercise		at Assumed Annual Rates
	Underlying	Granted to	or Base		of Stock Price
	Options	Employees in	Price Per	Expiration	Appreciation for Option
Name	Granted	Fiscal Year	Share(5)	Date	Term(6)
					5%	10%
Edward F. McKernan(1)	67,500	39.5%	$10.46	5/27/13	$444,031	$1,125,262
Bradley E. Barks(2)	21,000	12.3%	10.46	5/27/13	138,143	350,081
Caryl P. Shepherd(3)	28,500	16.7%	10.46	5/27/13	187,480	475,111
Thomas Bobowski(4)	13,876	8.1%	10.46	5/27/13	91,280	231,320

(1)	Of these options, (i) 28,125 shares were exercisable immediately on the date of grant, (ii) 28,125 shares become exercisable in equal installments beginning on the first anniversary of the date of grant and continuing for two years thereafter until fully vested, provided, however, that in the event of a change of control, this vesting will accelerate and the option will be exercisable in full as of the effective date of the change of control of Global Preferred, and (iii) 11,250 shares become exercisable in equal installments beginning on the first anniversary of the date of grant and continuing for three years thereafter until fully vested.
(2)	Of these options, (i) 1,500 shares were exercisable immediately on the date of grant, (ii) 13,500 shares become exercisable in equal installments beginning on the first anniversary of the date of grant and continuing for two years thereafter until fully vested, provided, however, that in the event of a change of control, this vesting will accelerate and the option will be exercisable in full as of the effective date of the change of control of Global Preferred, and (iii) 6,000 shares become exercisable in equal installments beginning on the first anniversary of the date of grant and continuing for three years thereafter until fully vested.
(3)	Of these options, (i) 11,250 shares were exercisable immediately on the date of grant, (ii) 11,250 shares become exercisable in equal installments beginning on the first anniversary of the date of grant and continuing for two years thereafter until fully vested, provided, however, that in the event of a change of control, this vesting will accelerate and the option will be exercisable in full as of the effective date of the change of control of Global Preferred, and (iii) 6,000 shares become exercisable in equal installments beginning on the first anniversary of the date of grant and continuing for three years thereafter until fully vested.
(4)	Of these options, (i) 938 shares were exercisable immediately on the date of grant, (ii) 8,438 shares become exercisable in equal installments beginning on the first anniversary of the date of grant and continuing for two years thereafter until fully vested, provided, however, that in the event of a change of control, this vesting will accelerate and the option will be exercisable in full as of the effective date of the change of control of Global Preferred, and (iii) 4,500 shares become exercisable in equal installments beginning on the first anniversary of the date of grant and continuing for three years thereafter until fully vested.
(5)	The exercise price of the options granted was equal to fair market value of the underlying stock on the date of grant.
(6)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on the fair market value per share on the date of grant and assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. These assumptions are mandated by the rules of the Securities and Exchange Commission and are not intended to forecast future appreciation of our stock price. The potential realizable value computation is net of the applicable exercise price, but does not take into account federal or state income tax consequences and other expenses of option exercises or sales of appreciated stock. Actual gains, if any, are dependent upon the timing of such exercise and the future performance of our common stock. There can be no assurance that the rates of appreciation in this table can be achieved. This table does not take into account any appreciation in the price of our common stock to date.

Employment Agreements

     Edward F. McKernan, our chief executive officer and president, is employed pursuant to a written employment agreement. Mr. McKernan’s employment agreement has an initial term which expires December 31, 2006 and is automatically renewed for additional one-year periods unless either party provides written notice of termination at least 60 days in advance of the expiration date of the current term. Mr. McKernan will receive a base salary of $325,000 for the year ended December 31, 2004. Mr. McKernan is eligible for an annual bonus in an amount to be determined by the board of directors. If, within 90 days of a change of control of Global Preferred, Mr. McKernan resigns for good reason, as defined in the agreement, or is terminated without cause we will pay him an amount equal to 35 months of his then-current base salary over a twelve month period or in one lump sum payment. Upon Mr. McKernan’s resignation for good reason or termination without cause unrelated to a change of control, we will pay his base salary for 24 months. Mr. McKernan’s employment agreement includes post-employment restrictive covenants not to solicit our customers or recruit our employees.

     Bradley E. Barks, our chief financial officer and senior vice president of Finance, is employed pursuant to a written employment agreement which expires December 31, 2004, and is renewable by agreement of the parties for additional one year periods. Mr. Barks will receive a base salary of $260,000 per year under this contract and is eligible for an annual bonus in an amount to be determined by the board of directors. If Mr. Barks resigns for good reason, as defined in the agreement, or is terminated without cause, we will pay his base salary for twelve months. Mr. Barks’ employment agreement includes post-employment restrictive covenants not to solicit our customers or recruit our employees.

     Caryl P. Shepherd, our chief accounting officer, treasurer, secretary, controller and vice president, is employed pursuant to a written employment agreement which expires December 31, 2004 and is renewable by agreement of the parties for additional one year periods. Ms. Shepherd will receive a base salary of $110,000 per year under this contract and is eligible for an annual bonus in an amount to be determined by the board of directors. Upon Ms. Shepherd’s resignation for good reason, as defined in the agreement, or termination without cause, we will pay her base salary for twelve months. Ms. Shepherd’s employment agreement includes post-employment restrictive covenants not to solicit our customers or recruit our employees.

     Thomas J. Bobowski, our vice president of Marketing, is employed pursuant to a written employment agreement which expires December 31, 2004 and is renewable by agreement of the parties for additional one-year periods. Mr. Bobowski will receive a base salary of $127,000 per year under this contract and is eligible for an annual bonus in an amount to be determined by the board of directors. Upon Mr. Bobowski’s resignation for good reason, as defined in the agreement, or termination without cause, we will pay his base salary for twelve months. Mr. Bobowski’s employment agreement includes post-employment restrictive covenants not to solicit our customers or recruit our employees.

Limitation of Liability and Indemnification of Officers and Directors

     Our certificate of incorporation and bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. We believe that the provisions in our certificate of incorporation and bylaws are necessary to attract and retain qualified persons as directors and officers.

     We have also entered into agreements to indemnify our directors and certain of our officers to the fullest extent permitted under Delaware law. In these agreements, we have agreed to defend, hold harmless and indemnify our directors and certain of our officers against any obligation to pay a judgment, penalty, fine, expenses and settlement amounts in connection with any action, suit or proceeding brought by reason of the fact that he or she is a director or officer, as the case may be, or is serving, at our request, as a director, officer, employee, agent or consultant of another entity. No indemnification will be provided for any misappropriation of any business opportunity, any act or omission involving intentional misconduct or a knowing violation of law, any transaction from which an improper personal benefit was received and other types of liability under Delaware law. Further, we will pay expenses incurred by directors and officers in defending any covered action, suit or proceeding in advance of the final disposition of such action, suit or proceeding.

     We have purchased directors and officers liability insurance in the aggregate primary limit of $10 million, and excess policies in the amount of $10 million.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee has furnished the following report on executive compensation in accordance with the rules and regulations of the Securities and Exchange Commission. This report outlines the duties of the Committee with respect to executive compensation, the various components of our compensation program for executive officers and other key employees, and the basis on which the 2003 compensation was determined for our executive officers, with particular detail given to the 2003 compensation for the Chief Executive Officer. The following report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Global Preferred specifically incorporates this report by reference.

Introduction

     During the fiscal year ended December 31, 2003, the Compensation Committee of the board of directors consisted of independent directors, Joseph F. Barone, Monte Holm and C. Simon Scupham.

     Our executive compensation policy, as implemented by the Compensation Committee, is designed to provide a competitive compensation program that will enable us to attract, motivate, reward and retain executives who have skills, experience and talents required to promote the short-term and long-term financial performance and growth of Global Preferred. The compensation policy is designed to link compensation to the value and level of the performance of the executive as well as to Global Preferred’s performance. In so doing, the policy strives to align the financial rewards to Global Preferred’s executive officers with the financial interests of its stockholders.

     The Compensation Committee seeks to achieve these objectives by implementing, as the principal components of compensation, a program of base salary, incentive bonus compensation and equity-based incentives. The compensation decisions of the Compensation Committee relative to our executive officers and key employees are described below as to each of the foregoing components.

Compensation of Executive Officers Generally

     Base Salary. Base salary levels for each of our executive officers, including the Chief Executive Officer, are generally set within a range of base salaries that the Compensation Committee believes are paid to similar executive officers at companies deemed comparable to Global Preferred based on the similarity in revenue level, industry segment and competitive employment market. In addition, the Compensation Committee generally takes into account Global Preferred’s past financial performance and future expectations, as well as the performance of the executives and changes in the executives’ responsibilities. The base salaries of the executive officers for fiscal 2003 were not linked to company-specific performance criteria.

     Incentive Cash Bonuses. Our executive officers, as well as other employees, are eligible to receive cash bonus awards. The Compensation Committee determines eligible participants, performance goals, measurement criteria, performance ratings and amount and timing of payments. The judgment of the Compensation Committee, and of the Chief Executive Officer in the case of other executive officers, as to the impact of the individual on Global Preferred’s financial performance are also considered. All awards are paid in full, in cash, following the year of performance. Bonus awards are granted to executive officers at the sole discretion of the Compensation Committee.

     Equity Incentives. The Compensation Committee believes that long-term incentive compensation in the form of stock options is the most direct way of making executive compensation dependent upon increases in stockholder value. The Global Preferred Holdings, Inc. Stock Incentive Plan provides the means through which executive officers can build an investment in common stock which will align the officers’ economic interests with the interests of Global Preferred’s stockholders. The Stock Incentive Plan also utilizes vesting periods in order to encourage key employees to continue their employment with us. Under the Stock Incentive Plan, we may award incentive stock options, non-qualified stock options, restricted stock awards and stock appreciation rights.

     For the 2003 fiscal year, the Compensation Committee recommended to the board of directors that options be granted to all employees based upon the Compensation Committee’s assessment of the individual’s contribution to Global Preferred’s performance.

     Other Benefits. Executive officers also participate, on a voluntary basis, in Global Preferred’s regular employee benefit programs, including group medical and dental coverage, group life insurance and group long-term disability insurance. In addition, executive officers receive, along with and on the same terms as other employees, certain benefits pursuant to Global Preferred’s 401(k) plan.

Compensation of the Chief Executive Officer

     The Compensation Committee annually reviews the performance and compensation of the Chief Executive Officer based on the assessment of his past performance and its expectation of his future contributions to Global Preferred’s performance.

     Edward F. McKernan has served as Chief Executive Officer since January 2002. For the year ended December 31, 2003, Mr. McKernan’s compensation plan included a base salary of $325,000. Mr. McKernan received 67,500 in stock options as equity-based incentives during 2003 for current and prior service to Global

Preferred. Mr. McKernan also received compensation of $35,000 in 2003 as a bonus based on Global Preferred’s performance. Mr. McKernan’s base salary for the current fiscal year is $325,000. Mr. McKernan will be eligible to receive bonuses and options depending upon the Compensation Committee’s assessment of his individual performance and contribution to Global Preferred’s performance during the current fiscal year.

Policy with Respect to Qualifying Compensation for Deductibility

     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deduction allowable to Global Preferred for compensation paid to its Chief Executive Officer and each of the three other most highly compensated executive officers to $1.0 million. Qualified performance-based compensation is excluded from this limitation if certain requirements are met. Global Preferred’s policy is generally to preserve the federal income tax deductibility of compensation paid, to the extent feasible. The Compensation Committee believes that under the Stock Incentive Plan, Global Preferred’s award of options made to employees will qualify as performance-based compensation and thereby be excluded from the $1.0 million limitation. Notwithstanding Global Preferred’s policy to preserve the federal income tax deductibility of compensation payments, under certain circumstances, the Compensation Committee, in its discretion, may authorize payment, such as salary, bonuses or otherwise, that may cause an executive officer’s income to exceed the deductible limits.

Compensation Committee of the Board of Directors

Joseph F. Barone
Monte Holm
C. Simon Scupham

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of our common stock, as of June 4, 2004, by each of our directors, each of our executive officers named in the summary compensation table, each person known to us to own beneficially more than 5% of our outstanding common stock and all of our directors and executive officers as a group.

	Number of
	Shares Beneficially	Percentage of Shares
Name	Owned(1)	Outstanding
S. Hubert Humphrey, Jr.(2)	882,051	21.3%
Monte Holm(3)	329,375	7.9%
Money Services, Inc.(4)	312,750	7.6%
Richard L. Thawley(5)	305,632	7.4%
Thomas W. Montgomery(6)	35,112	*
Joseph F. Barone(7)	15,250	*
C. Simon Scupham(8)	10,250	*
Milan M. Radonich(9)	3,750	*
Edward F. McKernan(10)	47,813	*
Caryl P. Shepherd(11)	16,500	*
Bradley E. Barks(12)	7,500	*
Thomas Bobowski(13)	4,876	*
All directors and executive officers as a group (9 persons)(14)	470,426	11.0%

*	Less than one percent.

(1)	For purposes of calculating the percentage beneficially owned, the number of shares deemed outstanding as of June 4, 2004 includes: (a) 4,141,684 shares of common stock outstanding as of June 4, 2004; and (b) shares issuable pursuant to options held by the respective person or group which may be exercised within 60 days following June 4, 2004 (“Presently Exercisable Options”). Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person or group who has or shares voting and investment power with respect to such shares. Presently Exercisable Options are deemed to be outstanding and beneficially owned by the person or group holding such options for the purpose of computing the percentage ownership of such person or group but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

(2)	This includes 32,052 shares of common stock for which World Marketing Alliance, Inc. (of which Mr. Humphrey is the principal stockholder) holds voting proxies. Mr. Humphrey’s business address is 3975 Johns Creek Ct., Suite 100, Suwanee, Georgia 30024.
(3)	This number includes (a) options to purchase 1,406 shares of common stock exercisable within 60 days; (b) 60,000 shares held jointly with Mr. Holm’s wife; (c) 2,250 shares held jointly with Mr. Steve Marx; and (d) 165,000 shares held in seven trusts created by Mr. Holm and his wife. Mr. Holm’s business address is 219 Garnet Lane, Mesquite, Nevada 89027.
(4)	This includes 312,750 shares of common stock issuable on conversion of a $5.0 million convertible promissory note held by Money Services, Inc. that is immediately convertible. Money Services, Inc. is a wholly owned subsidiary of AEGON USA, Inc., with an address of 4333 Edgewood Road, N.E., Cedar Rapids, Iowa 52499. AEGON USA, Inc. is a subsidiary of AEGON N.V., an international insurance holding company that is publicly traded on the New York Stock Exchange.
(5)	This number includes (a) 137,700 shares owned by two trusts for the benefit of Mr. Thawley and his wife and (b) 30,000 shares owned by Mr. Thawley’s children. Mr. Thawley’s business address is 1110 W. Kettleman Lane, Suite 24, Lodi, California 95240.
(6)	This number includes options to purchase 15,250 shares of common stock exercisable within 60 days.
(7)	This number includes options to purchase 15,250 shares of common stock exercisable within 60 days.
(8)	This number includes options to purchase 10,250 shares of common stock exercisable within 60 days.
(9)	This number includes options to purchase 3,750 shares of common stock exercisable within 60 days.
(10)	This number includes options to purchase 40,313 shares of common stock exercisable within 60 days.
(11)	This number includes options to purchase 16,500 shares of common stock exercisable within 60 days.
(12)	This number includes options to purchase 7,500 shares of common stock exercisable within 60 days.
(13)	This number includes options to purchase 4,876 shares of common stock exercisable within 60 days.
(14)	This number includes options to purchase 115,095 shares of common stock exercisable within 60 days.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act 1934 requires our directors and executive officers and persons who own beneficially more than 10% of the common stock to file reports of ownership and changes in ownership of such stock with the Securities and Exchange Commission. To our knowledge, based solely on review of copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2003, all Section 16(a) filing requirements applicable to directors, executive officers and more than 10% beneficial owners were complied with by such persons.

Code of Ethics

     Our board of directors has adopted a code of ethics entitled “Policy on Business Ethics” that is applicable to all members of our board of directors, our executive officers and our employees. We have posted the policy in the Investor Relations section of our website, at www.gphre.com. If, in the future, we amend, modify or waive a provision in the Policy on Business Ethics, we may, rather than filing a Form 8-K, satisfy the disclosure requirement under Item 10 of Form 8-K by posting such information on our website as necessary.

CERTAIN TRANSACTIONS

     The following sections discuss various transactions and relationships between Global Preferred and parties affiliated or related to us. We believe that each of our transactions with related parties are on terms as favorable to us as could have been obtained from unrelated third parties.

Agreements with Money Services, Inc. and its Affiliates

     We issued a $5.0 million convertible note, due July 29, 2004, to Money Services, Inc., a subsidiary of AEGON USA, Inc. The note bears simple interest at a rate of 7.5% per year and is currently convertible into 312,750 shares of our common stock. If Money Services were to convert the note, it would own approximately 7% of our outstanding common stock. We have the option to redeem the note, in whole or in part, until July 29, 2004. In order to redeem the note before maturity, we must pay all principal, plus interest accrued from the date of the note through the redemption date at a higher effective interest rate of 9% per annum. We intend to repay the principal and accrued interest due on the note in full on the maturity date, July 29, 2004. World Financial Group and Western Reserve Life Assurance of Ohio (“Western Reserve”) are subsidiaries of AEGON USA, Inc. and therefore are entities related to Money Services due to the common ownership.

     In July 2001, we entered into an agreement with World Financial Group, which requires that World Financial Group will use its commercially reasonable efforts to assist us in attaining the opportunity to reinsure all insurance products sold by its agents for insurance companies with which World Financial Group has selling agreements, other than Western Reserve and Western Reserve’s affiliates.

     We have four separate reinsurance agreements with Western Reserve that cover variable universal life insurance and variable annuity policies issued by Western Reserve on or after various dates after January 1, 1992 which were sold by the agents of World Financial Group and its predecessor. Also in July 2001, we entered into the First Right Agreement with Western Reserve. The First Right Agreement provides us the right to reinsure certain policies issued by Western Reserve or its U.S. affiliates which agents associated with World Financial Group sell.

     The life insurance companies for which we provide reinsurance pay commissions to the agents of World Financial Group for sales of life insurance and annuity contracts reinsured by us. As a result of such relationships, the interests of World Financial Group may conflict with our interests in negotiating reinsurance agreements.

     Due to the relationships among us, World Financial Group, Western Reserve, Money Services and AEGON USA, conflicts of interest may arise with respect to existing and future business dealings, including:

•	the terms of World Financial Group’s selling agreements (including commission arrangements) and our reinsurance relationships with life insurance companies;

•	agreements among us, World Financial Group, Western Reserve, Money Services, AEGON USA and their affiliates;

•	potential acquisitions of properties or businesses;

•	potential divestitures of properties or businesses; and

•	the issuance of securities by us.

Management Agreement

     In 1995, Global Preferred Re entered into an agreement with International Advisory Services, Ltd., formerly CFM Insurance Managers, Ltd. and a subsidiary of the IAS Global Captive Group, Ltd., which provides professional insurance management services to international companies operating in Bermuda. C. Simon Scupham, a director of Global Preferred and of Global Preferred Re, is a director of IAS Global Captive Group. Pursuant to this agreement, International Advisory Services acts as the managing agent and the Principal Representative for Global Preferred Re in Bermuda. This agreement is for an unlimited duration, but may be terminated by either party upon three months prior written notice or upon 30 days prior written notice under specified circumstances. We paid $60,000 in fees during each of the years ended December 31, 2001, 2002 and 2003 pursuant to the agreement with International Advisory Services.

STOCKHOLDER RETURN

     Item 402 under Regulation S-K promulgated by the Securities and Exchange Commission calls for disclosure of a five year graph comparison of Global Preferred’s cumulative total stockholder returns on its common stock with both the cumulative total return on selected published market indices and the cumulative total return on selected industry or line-of-business indices over the same period.

     We believe that presentation of the referenced comparisons would not be meaningful for the following reasons: (a) the known trading in the outstanding securities of Global Preferred remains very limited; (b) Global Preferred is not listed on an exchange, so it does not have a market-based indicator of common stock share value; and (c) Global Preferred has not paid any dividends on its common stock since its incorporation.

INDEPENDENT AUDITORS

     The Audit Committee of the board of directors has not yet selected an accounting firm to serve as Global Preferred’s independent auditors for the fiscal year ending December 31, 2004. The Audit Committee is in discussions with a particular firm, but has not yet come to an agreement of terms.

     Deloitte & Touche LLP served as Global Preferred’s principal accountant to audit its financial statements for the 2003 fiscal year. During the two most recent fiscal years and through the date of engagement, Global Preferred had not consulted with Deloitte & Touche LLP on items regarding either: (1) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Global Preferred’s financial statements; or (2) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) with Global Preferred’s former auditor or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K). The reports of Deloitte & Touche LLP on Global Preferred’s financial statements for the fiscal year ended December 31, 2003, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audit of Global Preferred’s financial statements for the fiscal year ended December 31, 2003, and in the subsequent interim periods, there have been no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused Deloitte & Touche LLP to make reference to such matter in connection with its report. During the most recent fiscal year there have been no reportable events (as defined in Regulation S-K Item 304 (a)(1)(v)).

     KPMG LLP served as Global Preferred’s independent auditors for the fiscal years 1996 through 2002.

     The reports of KPMG LLP on Global Preferred’s financial statements for the fiscal years ended December 31, 2001 and December 31, 2002, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of Global Preferred’s financial statements for each of the fiscal years ended December 31, 2001 and December 31, 2002, and in the subsequent interim periods, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference to such matter in connection with its report. During the two most recent fiscal years and through the date of KPMG LLP’s resignation there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

Audit Fees

     The fees for professional audit services rendered by KPMG LLP for the audit of our annual financial statements for the years ended December 31, 2002 and 2003 totaled $177,533 and $11,166, respectively. The fees in 2002 included $83,013 related to the review of our registration statement filed on Form S-1, which was withdrawn in October 2002. The fees for professional audit services rendered by Deloitte & Touche LLP for the audit of our annual financial statements for the year ended December 31, 2003 totaled $95,300.

Audit-Related Fees

     There were no other fees paid for audit-related services provided by KPMG LLP or Deloitte & Touche LLP during the years ended December 31, 2002 and December 31, 2003, other than the fees disclosed above.

Tax Fees

     There were no fees paid for tax compliance, tax consulting or tax planning services provided by KPMG LLP or Deloitte & Touche LLP during the years ended December 31, 2002 and December 31, 2003.

All Other Fees

     No other fees were billed by KPMG LLP or Deloitte & Touche LLP for any other services for 2002 and 2003, other than the fees disclosed in the above sections.

Consideration of Non-Audit Services Provided by the Independent Auditors

     The Audit Committee pre-approves all non-audit services provided by our independent auditors, but only to the extent that the non-audit services are not prohibited under applicable law and the Audit Committee reasonably determines that the non-audit services do not impair the independence of the independent auditors.

REPORT OF THE AUDIT COMMITTEE

     The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Global Preferred filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Global Preferred specifically incorporates this report by reference therein.

     The Audit Committee of the board of directors currently consists of three directors, Messrs. Barone, Radonich and Scupham, each of whom are independent directors as defined in National Association of Securities Dealers Marketplace Rule 4200(a)(14). The board has determined that Mr. Radonich qualifies as the “audit committee financial expert” in accordance with the rules of the Securities and Exchange Commission.

     The board of directors adopted a written charter of the Audit Committee in 2001, which it amended in 2004.

     Management is responsible for our internal controls and financial reporting process. Our independent auditors are responsible for performing an independent audit of our financial statements in accordance with accounting standards generally accepted in the United States and to issue a report thereon. The Audit Committee has general responsibility for oversight of the accounting and financial processes of Global Preferred and its subsidiaries, including oversight of the integrity of our financial statements, compliance with legal and regulatory requirements, the qualification and independence of our auditors and the performance of our internal audit function and independent auditors.

     Consistent with its duties, the Audit Committee has reviewed and discussed with Global Preferred’s management the audited financial statements as of and for the year ended December 31, 2003. Deloitte & Touche LLP issued their unqualified report dated March 29, 2004 on the financial statements for 2003. KPMG LLP issued their unqualified report dated March 14, 2003 on the financial statements for 2001 and 2002.

     The Audit Committee also discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication With Audit Committees,” as amended by Statement on Auditing Standards No. 90, “Audit Committee Communications.” The Audit Committee has also received the written disclosure from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees” and has discussed with Deloitte & Touche LLP their independence from Global Preferred. The Audit Committee has also considered and determined that the provision of non-audit services to Global Preferred is compatible with the independence of Deloitte & Touche LLP.

     Based on these reviews and discussions, the Audit Committee recommended to the board of directors that Global Preferred’s audited financial statements as of and for the year ended December 31, 2003 be included in its Annual Report on Form 10-K for the fiscal year then ended.

Audit Committee of the Board of Directors

Joseph F. Barone
Milan M. Radonich
C. Simon Scupham

STOCKHOLDER PROPOSALS

     Rules of the Securities and Exchange Commission require that we receive any proposal by a stockholder of Global Preferred for consideration at the 2005 annual meeting of stockholders no later than February 10, 2005, to be eligible for inclusion in our proxy materials for the 2005 annual meeting. Under such rules, we are not required to include stockholder proposals in our proxy materials unless certain other conditions specified in the rules are met.

OTHER MATTERS

     Management of Global Preferred is not aware of any other matter to be presented for action at the annual meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this Proxy Statement. However, should any other matter requiring a vote of the stockholders arise, the representatives named on the accompanying Proxy will vote in accordance with their best judgment as to the interests of Global Preferred and the stockholders.

By Order of the Board of Directors,

Edward F. McKernan
Chief Executive Officer and President

APPENDIX A

GLOBAL PREFERRED HOLDINGS, INC.
AUDIT COMMITTEE CHARTER
(as amended May 25, 2004)

I. COMPOSITION AND MEETINGS

     The Audit Committee shall be comprised of at least two non-employee directors as determined by the Board of Directors and appointed from the Board of Directors membership, each of whom shall be independent and free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a Committee member. Audit Committee members shall meet the independence, financial literacy and experience requirements established by (i) the Securities and Exchange Commission (“SEC”), and (ii) the corporate governance rules of the Nasdaq Stock Market (including all criteria imposed with respect to service on an audit committee).

     In addition to being considered an independent director, each member of the Audit Committee shall (i) not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years, and (ii) be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement, as determined in the Board of Directors’ judgment.

     Further, at least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities in compliance with criteria established by the SEC, as required to be an “audit committee financial expert,” as determined in the Board of Directors’ judgment. The identity of such financial expert and whether such financial expert meets the SEC’s “independence” criteria shall be disclosed in the Company’s annual report as filed with the SEC and such other reports as the SEC may require.

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee shall keep minutes to document Committee activities and shall report its activities to the full Board at the Board meeting following a Committee meeting.

II. PURPOSE AND AUTHORITY

     The Audit Committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibilities to stockholders and the investment community regarding: the Company’s financial reporting process and internal control system; the performance and reports of the Company’s independent auditors; the quality and integrity of the Company’s financial reports; and the Company’s compliance with legal and regulatory requirements.

     The Committee shall provide an open avenue of communication among the independent auditors, management, and the Board of Directors. The independent auditors are ultimately accountable to the Audit Committee and the Board.

     The Committee has the ability to retain (without separate approval by the Board of Directors), at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties, and to determine the compensation of such advisors.

III. RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties, the Audit Committee shall:

REVIEW PROCEDURES/REPORTING

1.	Review and assess the adequacy of this Charter annually, or more frequently as conditions dictate.

2.	Obtain and review all reports and other information that the independent auditors are required by law, rule or regulation to submit to the Audit Committee, including periodic reports on (1) all critical accounting policies and practices to be used by the Company, (2) all alternative treatments of financial information within generally

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accepted accounting principles in effect from time to time that have been discussed with management, the ramification of the use of such alternative disclosures and treatment, and the treatment preferred by the independent auditors, and (3) other material written communications between the independent auditors and management of the Company.

3.	Review the annual consolidated financial statements to be included in the Company’s annual report on Form 10-K for filing with the SEC and in the Company’s annual report to stockholders. The review should include discussion with management and the independent auditors regarding any significant issues with accounting principles, practices and disclosures, including a discussion of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and a discussion with the independent auditors of their judgments as to the quality of the Company’s accounting principles.

4.	Recommend to the Board of Directors that the Company’s annual consolidated financial statements be included in the Company’s annual report on Form 10-K for filing with the SEC.

5.	Review with management and the independent auditors the quarterly reports on Forms 10-Q prior to filing and release of earnings, including the results of any significant matters identified as a result of the independent auditors’ interim review procedures.

6.	Review with the independent auditors, and the Company’s financial management, the adequacy and effectiveness of the financial reporting process and internal controls of the Company. Elicit any recommendations for the improvement of such reporting processes or internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

7.	Upon establishment of an internal audit unit, and at least annually thereafter, review the internal audit function of the Company as necessary, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of those plans with the independent auditors.

8.	Prepare a report as required by the SEC to be included in the Company’s annual proxy statement to stockholders.

9.	Review changes in the accounting policies of the Company and accounting and financial reporting proposals that may have a significant impact on the Company’s financial reports, and make reports on the foregoing to the Board of Directors.

INDEPENDENT AUDITORS

10.	Have sole authority to engage a public accounting firm to serve as the Company’s independent auditors and to perform the Company’s annual audit (subject, if applicable, to stockholder ratification). This authority shall include the sole discretion to retain and discharge such independent auditors and to approve the terms and conditions of all audit engagements as well as all significant non-audit engagements with such independent auditors, including a determination of the compensation to be paid to such independent auditors. This authority may not be delegated to management (although the Audit Committee may obtain input from management).

11.	Oversee the work performed by the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting). Such independent auditors shall report directly to the Audit Committee, although they shall remain accountable to the entire Board of Directors as well as to the Audit Committee.

12.	Pre-approve all non-audit services provided by the independent auditors by either (i) the Audit Committee or (ii) pursuant to pre-approval policies and procedures established by the Audit Committee, provided the Audit Committee is informed of each non-audit service. In no event shall approval be granted for any non-audit service that the SEC or other applicable regulatory authority determines is impermissible. Non-audit services which constitute less than 5% of the revenues paid by the Company and its subsidiaries to the independent auditors during the fiscal year in which the non-audit services are provided, may be approved by the Audit Committee (or one or more members authorized by the Audit Committee) after the services are commenced but before the completion of the audit, provided that such services were not recognized by the Company at the time

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of the engagement to be non-audit services and such services are promptly brought to the attention of the Audit Committee. As may be required by the SEC, the Audit Committee shall disclose the approval of non-audit services and/or any pre-approval policies and procedures in periodic reports filed by the Company with the SEC.

13.	Periodically assess the independence of the Company’s auditors as defined by the rules, regulations and standards of the SEC, the Nasdaq Marketplace Rules and other applicable authorities. The Audit Committee shall, at least annually, obtain and review a report by the Company’s independent auditors describing: (1) the firm’s internal quality-control procedures; (2) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (3) all relationships between the independent auditors and the Company consistent with Independence Standards Board Standard 1.

14.	Meet with the independent auditors and management of the Company to review the results of the audit, including any comments, recommendations or observations by the independent auditors as a result of their work. Discuss the matters required to be communicated to audit committees in accordance with Statement on Auditing Standards No. 61, Communication with Audit Committees.

15.	Provide sufficient opportunity for the independent auditors to meet with members of the Committee without members of management present. Among the items for discussion in these meetings are the independent auditors’ evaluation of the Company’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit, including any restrictions on the scope of the independent auditors’ activities or access to information and any significant disagreements with management.

16.	While the Audit Committee has the duties and responsibilities set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with accounting principles generally accepted in the United States of America. That is the responsibility of management and the independent auditors.

COMPANY GOVERNANCE POLICIES AND COMPLIANCE

17.	Establish clear policies for the Company to follow in hiring employees or former employees of the independent auditors (which may include a prohibition on such hiring). Any such policies should consider the restriction that no registered public accounting firm may audit the Company if the Company’s chief executive officer, chief financial officer, chief accounting officer, controller or other persons serving similar functions were employed by the accounting firm and participated in the Company’s audit during the one year prior to commencement of the audit.

18.	Review with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports, which raise material issues regarding the Company’s financial statements or accounting policies. In connection therewith, the Audit Committee shall establish procedures for (1) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (2) the confidential, anonymous submission by employees of the Company of concerns of questionable accounting or auditing matters.

19.	Review annually and update, as needed, the Company’s Policy on Business Ethics.

20.	Review and approve any related party transactions in excess of $5,000 per year.

21.	Have the ability (but not the obligation) to conduct or authorize, if it considers appropriate, investigations into any matters within the scope of its responsibilities.

22.	Perform such activities consistent with this Charter, the Company’s bylaws and applicable law as the Board of Directors or the Audit Committee deems necessary or appropriate.

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APPENDIX B

ANNUAL MEETING OF STOCKHOLDERS OF

Global Preferred Holdings, Inc.

July 15, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

â  Please detach along perforated line and mail in the envelope provided.  â

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1.	To elect six directors who will hold office until the next Annual Meeting or until their successors are elected and qualified. The nominees for director are:

NOMINEES:
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	O Joseph F. Barone O Monte Holm O Edward F. McKernan O Thomas W. Montgomery O Milan M. Radonich O C. Simon Scupham

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

The shares represented by this Proxy will be voted as directed by the Stockholder. If no direction is given when the duly executed Proxy is returned, such shares will be voted “FOR” all nominees in Proposal 1.

Please check the box if you intend to attend the Annual Meeting.  ☐

Signature of Stockholder:	Date:	Signature of Stockholder:	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

GLOBAL PREFERRED HOLDINGS, INC.

PROXY
For the Annual Meeting of Stockholders to be held on July 15, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints Joseph F. Barone and Edward F. McKernan as proxies, each with the full power to appoint his substitute, and hereby authorizes each of them to represent and vote, as designated, all of the shares of common stock of Global Preferred Holdings, Inc. held of record by the undersigned, which the undersigned would be entitled to vote if personally present, at the Annual Meeting of Stockholders to be held at the J.W. Marriott Hotel, 3300 Lenox Road, Atlanta, Georgia, 30326 at 10:00 a.m. Atlanta time and at any postponements or adjournments thereof, upon the proposal described in the accompanying Notice of Annual Meeting and the Proxy Statement relating to the annual meeting, receipt of which is hereby acknowledged. The shares represented by this proxy will be voted as directed by the stockholder.

Where provided, please sign exactly as the stockholder name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

(Continued and to be signed on the reverse side)